Dover Corporation Fourth Quarter 2008 Conference Call January 28, 2009 8:00am Exhibit 99.3

2 Forward Looking Statements We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties. We caution everyone to be guided in their analysis of Dover Corporation by referring to our Form 10-K for a list of factors that could cause our results to differ from those anticipated in any such forward looking statements. We would also direct your attention to our internet site, www.dovercorporation.com, where considerably more information can be found.

3 Dover's 2008 Performance Continuing Earnings Per Share 2005 2006 2007 2008 $2.12 $2.90 $3.30 $3.67 Revenue $1.7B $7.6B -8% +3% EPS (continuing) $0.91 $3.67 +3% +11% Segment Margins 15.3% 15.3% +70bps +40bps Organic Growth -5.7% 1.2% Acquisition Growth 1.2% 1.7% Free Cash Flow $228M $835M -30% +11% Full year free cash flow was strong at 11% of revenue, with Q4 results at 13% of revenue, reflecting higher earnings and lower tax payments in 2008. Q4 and full year margin improvements driven by operational excellence programs and pricing discipline. Full year revenue was up 3% reflecting strong performance in Fluid Management offsetting widespread industrial softness Improvements in working capital metrics in Q4 and for the full year Synergy capture initiatives yielded $0.04 in Q4 and $0.15 for the full year Q4 FY Q4/Q4 FY/FY

4 Revenue Q4 2008 Industrial Products Engineered Systems Fluid Management Electronic Technologies Total Dover Organic -3.5% -12.6% 8.8% -15.0% -5.7% Net Acquisitions -0.6%(A) 0.0% 2.9% 0.0% 0.4%(B) Currency -1.8% -4.1% -4.1% -2.3% -3.0% Total -5.9% -16.7% 7.6% -17.3% -8.3% (A) Acquisition growth was 2.0% for Q4 and 2.9% for the full year before dispositions (B) Acquisition growth was 1.2% for Q4 and 1.7% for the full year before dispositions FY 2008 Industrial Products Engineered Systems Fluid Management Electronic Technologies Total Dover Organic 1.5% -4.2% 12.2% -3.2% 1.2% Net Acquisitions 0.5%(A) 0.0% 3.1% 0.4% 0.8%(B) Currency 0.2% 2.2% 0.4% 3.2% 1.4% Total 2.2% -2.0% 15.7% 0.4% 3.4%

5 Industrial Products Revenue ($ in millions) Operating Earnings ($ in millions) ^ 2% ^ 6% ^ 4% ^ 19% Strength in military and refuse vehicle markets was offset by weakness in automotive and construction markets Earnings impacted by significant restructuring costs Bookings declined in each successive month during Q4 due to softness in non-military markets, especially automotive Full-year headcount reductions of 1,600 people and 14 plant closures position segment for solid margin performance

6 Engineered Systems Revenue ($ in millions) Operating Earnings ($ in millions) ^ 2% ^ 17% Broad weakness across all markets in Q4 except heat exchanger business • Earnings improvements from efficiency gains in heat exchanger and food services equipment businesses, as well as savings from Markem-Imaje integration, offset lower demand and other one-time costs • Seasonally weak demand in the 1st quarter '09, coupled with softer end markets, will be partially offset by an improving order rate at Hill PHOENIX ^ 5% ^ 31%

7 Fluid Management Revenue ($ in millions) Operating Earnings ($ in millions) ^ 16% ^ 8% ^ 27% ^ 28% Revenue increase driven by growth in oil and gas drilling and demand for power generation, slightly offset by weakness in permanent monitoring Operational improvements and product mix increased earnings and margins. General strength early in the year across most industrial markets within Fluid Solutions with softening during the second half. Restructuring efforts in 1st half '09 to offset weakness in demand

8 Electronic Technologies Revenue ($ in millions) Operating Earnings ($ in millions) FLAT ^ 17% ^ 7% ^ 11% Electronic test markets experienced meaningful demand declines as the quarter ended Earnings improvement due to ongoing restructuring programs and $7.5 million gain on the sale of Rasco (semi-conductor test handling) MEMS, hearing aid, and military & space markets continue to be stable Electronic assembly and telecom related markets to remain weak through the first quarter of '09, and will absorb significant restructuring charges

9 Geographic Revenue Mix (FY 2008) Dover Growth Rate: 3% 2008 Growth Rate 2.5% 4.4% 3.7% 3.3%

10 PERFORMANCECOUNTS Target FY 2008 Inventory Turns 8 7.1 Earnings Growth 10% 3.7% Operating Margins 15% 15.3% WC as a % of Revenue 20% 18.3% ROI (Operating) 25% 26.3% Dover exceeded 3 out of 5 metrics for 2008

11 2008 Overview Free Cash Flow Fourth Quarter 2008: $227.9 million; 13.2% of revenue Full Year 2008: $834.6 million; 11.0% of revenue Free Cash Flow to Net Earnings from Continuing Operations: 120.1% Net Debt to Capital Ratio 24.9%: down 240 bps over prior year. Reflective of strong operational free cash flow and net proceeds from dispositions, after $462 million of open market share repurchases Effective Tax Rate (ETR) Fourth Quarter 2008: 21.4%, down 320 bps Impacted by benefits recognized for effectively settled tax positions Full Year 2008: 26.6%, consistent with 2007 and full-year guidance Acquisitions Fourth Quarter 2008: One add-on for $3.9 million, net of cash acquired Full Year 2008: Four add-ons totaling $103.8 million, net of cash acquired Dispositions Fourth Quarter 2008: Closed on sale of a line of business in the Electronic Technologies segment resulting in a $7.5 million gain recorded in continuing SG&A . Adjusted the carrying value of a discontinued business and recorded other adjustments resulting in a $48.9 million loss, net of tax in discontinued operations. Full Year 2008: Finalized the sale of a previously discontinued business, adjusted the carrying value of a discontinued business and recorded other adjustments for a net after-tax loss of $103.9 million in discontinued operations. Share Repurchase Program Full Year 2008: Repurchased 10 million shares on the open market for $462 million

Integration and Synergy Programs 2007-2008 programs Markem•Imaje Norris & Alberta Oil Tool Pump Solutions Group Other opportunities identified 12 2008-2009 programs ECT, DEK, OK International back-office integration MPG & CPG combination FY 2008 Savings Incremental 2009 Savings

Integration and Synergy Programs Global Procurement Initiative Comprehensive review of supply chain sourcing & spending Data analysis & opportunity prioritization phase virtually complete Several projects will be launched in 2009 Savings opportunity in 2010 - 2011 timeframe is $75 - $100 million 13

Restructuring 2008 Industrial Products and Engineered Systems took charges throughout the year Electronic Technologies took meaningful charges in Q4 FY 2008 savings are $35 million, and another $50 million is expected in 2009 14 2009 Plans Electronic Technologies restructuring efforts accelerate in Q1 Full-year efforts will generate FY savings of $75 million in 2009 We are prepared to do more

15 Better-Positioned to Deliver Results in a Down Market Significant investment in attractive end-markets Energy Product Identification Acoustic components Fluid Solutions Food and beverage Military Industrial winch Focused on recurring revenues Leadership & leverage initiatives

16 2009 Guidance Revenue: Core revenue: ^ 8% - 10% Impact of FX: ^ 3% Total revenue: ^11% - 13% Capital expenditures: $100 - $120 million Interest expense: $92 - $97 million Full-year tax rate: 26% - 27% Free cash flow for full year: > 10% of revenue Corporate expenses: $85 - $90 million Full year EPS: $2.75 - $3.05